Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Forms S-3 of MGE Energy, Inc. of our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in Madison Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Post-Effective Amendment No. 1.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 12, 2002